Exhibit 10.22

English Translation

Technology Development Agreement

THIS TECHNOLOGY DEVELOPMENT AGREEMENT (“this Agreement”) is entered into by the parties below in Beijing on June 14, 2007:

Party A: AirMedia Technology (Beijing) Co., Ltd.

Party B: Beijing AirMedia UC Advertising Co., Ltd.

WHEREAS,

(1)	Party A is a wholly foreign-owned enterprise incorporated in accordance with law. It has a stronger technology development capacity and also has ample experiences in respect of technology development services;

(2)	Party B requires a professional technology company to provide technology development services in the course of its operation and management.

NOW, THEREFORE, Party A and Party B, through friendly negotiations and abiding by the principle of equality and mutual benefit, hereby agree as follows:

1.	Technology Development Services

1.1	Subject to the terms and conditions hereof, Party A agrees to provide technology development services to Party B and Party B agrees to accept the technology development services provided by Party A.

1.2	Party B shall actively assist Party A in fulfilling the said work, including, but not limited to, providing related data, technology requirements, explanation, etc.

1.3	The valid term of this Agreement is ten (10) years, starting from the effective date of this Agreement. Both parties agree that the term of this Agreement shall be automatically extended for ten (10) years upon its expiry, unless either party informs the other party of its intention of no extension at least twenty (20) days prior to the expiration of this Agreement.

2.	Exclusivity

Party A is the exclusive provider providing the technology development services hereunder to Party B. Except with Party A’s prior written consent, Party B shall not accept the identical or similar technology development services provided by any third party.

3.	Intellectual Property Rights

Any and all intellectual property rights arising from the performance of this Agreement, including, but not limited to, copyright, patent right and technology know-how, shall belong to Party A, and Party B may not be entitled to any right except those as specified herein. Both parties agree that this article will survive the change, cancellation or termination of this Agreement.

4.	Service Fee

4.1	Both parties agree that as a consideration for the technology development services rendered by Party A to Party B under Article 1.1 hereof, Party B shall pay Party A the service fee pursuant to the stipulations of this Agreement. The amount of service fee and method of payment are set forth in the annex hereto. This annex may be amended on the basis of implementation after negotiations between both parties.

4.2	Each party shall bear the taxes payable by it in connection with the execution or performance of this Agreement in accordance with law. As requested by Party A, Party B shall endeavor to assist Party A in obtaining the business tax exemption for all or part of its technology service fee income under this Agreement, including, without limitation, providing related documents and from time to time, signing the written agreements meeting the format requirements for declaration to related department in charge of science and technology with Party A with respect to the specific service items within the scope of this Agreement, but the execution of these documents shall be subject to the following conditions: (1) the terms of such written agreements are, in principle, consistent with those of this Agreement and may not conflict with those of this Agreement; and (2) the execution of such documents does not violate laws and regulations.

4.3	Party B’s shareholders will provide a pledge security to Party A for the technology service fee payable by Party B under this Agreement by pledging their equity in Party B.

5.	Confidentiality

This Agreement itself and all terms hereof are confidential information. Neither party shall disclose such information to any third party except its officers, directors, employees, agents and professional consultants relating to this project, unless the information about this document is disclosed to government, the public or shareholders in accordance with law or this document is filed with related institution.

This article shall survive the change, cancellation or termination of this Agreement.

6.	Defaulting Liabilities

Where either party fails to perform any of its obligations hereunder, or any of its representations or warranties hereunder is materially untrue or inaccurate, such party shall be deemed to default under this Agreement and shall be held liable for all the losses thus incurred to the other party.

7.	Force Majeure

Should either party be prevented from performing this Agreement due to force majeure, the prevented party shall without any delay notify the other party by cable, fax or other electronic means and within fifteen (15) working days thereafter, provide the written documentary evidence thereof. Both parties may negotiate whether or not to terminate this Agreement or exempt part of the obligations under this Agreement or delay the performance of this Agreement depending on the effect of such event of force majeure upon the performance of this Agreement.

8.	Entire Agreement

Both parties acknowledge that once this Agreement becomes effective, it constitutes the entire agreement and understanding between both parties with respect to the subject matter hereof and supersedes and replaces all prior oral and/or written agreements and understandings between both parties with respect to the subject matter hereof.

9.	Supplementary Provisions

9.1	Any dispute arising from the performance of this Agreement shall be solved by both parties through friendly negotiations. In case no resolution can be reached, such dispute shall be referred to Beijing Arbitration Commission for arbitration in accordance with its arbitration rules. Venue of arbitration shall be Beijing and arbitral award shall be final.

9.2	The annex attached hereto shall form an integral part of this Agreement and has the same effect as the remainder of this Agreement.

9.3	This Agreement shall come into effect as of the date of signing by both parties.

9.4.	This Agreement is executed in two (2) originals in Chinese, one (1) original for each party.

[No text below]

Party A: AirMedia Technology (Beijing) Co., Ltd.

Authorized representative (signature): /s/ Guo Man

Name: Guo Man

Title:

Common seal: [Seal: AirMedia Technology (Beijing) Co., Ltd.]

Party B: Beijing AirMedia UC Advertising Co., Ltd.

Authorized representative (signature): /s/ Guo Man

Name: Guo Man

Title:

Common seal: [Seal: Beijing AirMedia UC Advertising Co., Ltd.]

[Annex]

Service Fee Calculation Standard

1.	Party A and Party B agree that Party B shall pay technology support and technology service fee to Party A according to the following requirements:

(1)	In the first month of each year (for the first year, mean the next month after the signing of this Agreement), Party A and Party B determine the annual service fee amount of this year. The annual service fee amount confirmed by both parties shall be annexed to this Agreement respectively.

(2)	When both parties determine annual service fee amount, the technology service fee of current year may be adjusted by giving due consideration to the following factors, including, but not limited to:

(a)	The number of the employees to be assigned by Party A to render services for Party B and the qualification of these employees;

(b)	The time proposed for Party A’s employees to provide services;

(c)	The specific contents and value of the services rendered by Party A;

(d)	Whether use licenses are provided to Party B with respect to specific technologies (including patented and non-patented technologies) during the provisioning of technology support and technology services;

(e)	The internal relations between Party A’s technology support and technology services and Party B’s operating income.

(3)	Party B shall pay the said annual service fee averagely on a quarterly basis. Party B shall, within fifteen (15) working days before each quarter finishes, pay the service fee amount of this quarter to the bank account designated by Party A.

2.	If Party A is of the opinion that the fee as set out in Article 1 of this Annex becomes inappropriate for the change of objective situation and needs to be adjusted, Party B shall, within seven (7) working days after receiving the written request about fee adjustment from Party A, negotiate with Party A actively and in good faith so as to determine the new billing standard or system.